Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement dated as of September 20, 2004 (the “Agreement”), is made and entered into as of the 23rd day of April, 2007, by and between FTI Consulting, Inc., a Maryland corporation with its principal executive office in Baltimore, Maryland (“FTI”), and Dennis J. Shaughnessy (“Executive”). FTI and its consolidated subsidiaries and affiliates constitute the “Company.”

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Company and Executive agree as follows:

1. Annual Salary and Transition Payment. Section 4(b) of the Agreement be and hereby is revised to provide that during the Transition Period, in lieu of a Base Salary, the amount that the Company will pay or cause to be paid to Executive in cash, in periodic installments not less frequently than monthly, will be $400,000 (the “Transition Payment”) for each year of the Transition Period.

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions of Section 4(b) of the Agreement, and other provisions, terms and conditions of the Agreement shall remain in full force and effect and shall be applicable to this Amendment with the same force and effect as if they were recited herein in full.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

By:	/s/ JACK B. DUNN, IV
Name:	Jack B. Dunn, IV
Title:	President and Chief Executive Officer

EXECUTIVE

By:	/s/ DENNIS J. SHAUGHNESSY
Dennis J. Shaughnessy